UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of the earliest event reported): March 27, 2013

OPT-SCIENCES CORPORATION
(Exact name of registrant as specified in its charter)

New Jersey	0-1455	21-0681502
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1912 Bannard Street, Cinnaminson, New Jersey	08077
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (856) 829-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.07   Submission of Matters to a Vote of Security Holders

On March 27, 2013, Opt-Sciences Corporation held its Annual Meeting of Stockholders, where four proposals were voted on. The Company did not solicit proxies from non-affiliated stockholders to vote on the proposals. The Arthur J. Kania Trust, Arthur J. Kania, and Anderson L. McCabe were present in person or by proxy and voted 535,660 shares (or approximately 69% of all outstanding shares) as follows:

1.	FOR the election of Arthur J. Kania, Anderson L. McCabe and Arthur J. Kania, Jr., as Directors;
2.	FOR the ratification of Goff, Backa, Alfera & Company, LLC as the Company's independent registered public accounting firm for Fiscal Year 2013;
3.	FOR, on a non-binding advisory basis, the approval of the Company's executive compensation; and
4.	FOR, on a non-binding advisory basis, conducting an advisory stockholder vote on executive compensation every three years.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPT-SCIENCES CORPORATION

/s/ Anderson L. McCabe
Anderson L. McCabe President, Chief Executive Officer & Chief Financial Officer March 28, 2013